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                                                          EXHIBIT 10.4.H

                   INTERIM EMPLOYMENT AND SEVERANCE AGREEMENT

                           BETWEEN HEXCEL CORPORATION

                                       AND

                                  DONALD O'MARA


          EMPLOYMENT AND SEVERANCE AGREEMENT, dated as of February , 1995 by and between HEXCEL CORPORATION ("Company") and DONALD O'MARA ("Executive").

          In consideration of the promises and agreements set forth herein, the parties hereto agree to the employment of Executive by the Company on the following terms and conditions;

          IT IS AGREED:

          1. The Company hereby employs Executive as its President and Chief Operating Officer, to hold such office and to perform such executive duties for the Company as are not inconsistent with such office and as may be necessary or desirable and proper in connection with the Company's transition to its new management and as may otherwise be requested by the Company's Board of Directors (the "Board"). Executive hereby accepts such employment and agrees to perform such services.

          2. Executive shall devote his best efforts and reasonable full time to the performance of his duties hereunder.

          3. The term of Executive's employment hereunder shall continue until the earlier to occur (the "Termination Date") of (a) the termination of Executive's employment by the Board for any or no reason and (b) June 30, 1995.




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          4.   In consideration of Executive's services hereunder, the Company shall pay Executive, in accordance with the Company's customary payroll cycle, on the basis of an annual salary ("Salary") equal to $207,000 per year.

          5. The Company shall continue to pay Executive an amount equal to his Salary (the "Salary Continuation Payments") and all customary executive benefits for a period of one year after the Termination Date, payable in accordance with the Company's customary payroll cycle; provided, however, that at any time following the Termination Date, Executive may elect, at his option, to receive payment of the balance of the Salary Continuation Payments due to him hereunder in one lump sum equal to the net present value of the balance due using the then prevailing prime interest rate, and upon payment of said lump sum, the Company's obligation hereunder to provide Executive with customary executive benefits shall cease.

          6. The Company shall also pay to Executive, as severance compensation hereunder, an amount equal to $100,000, of which $50,000 shall be paid on the effective date of the First Amended Plan of Reorganization proposed by the Company and the Official Equity Security Holders' Committee in the Company's Chapter 11 case (the "Plan") and $50,000 shall be paid on the Termination Date (each a "Severance Payment"). The first Severance Payment shall include the payment of all sums due to Executive under the Company's Employee Retention Bonus Plan.

          7. The Company shall withhold all applicable state, federal and local tax withholdings from the Salary Continuation Payments, Severance Payments and any amounts paid on account of Salary hereunder.


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          8.   The Contingency Employment Agreement entered into between the
Company and Executive, a copy of which is attached hereto as Exhibit A (the "Contingency Agreement") is hereby terminated and Executive hereby waives any and all rights Executive may have had under the Contingency Agreement, and any and all claims arising out of the Company's rejection or termination of the Contingency Agreement.

          9. Upon termination of his employment with the Company or at any time the Company may so request, Executive will promptly deliver to the Company all memoranda, notices, records, reports, and other documents (and all copies thereof) relating to the business of the Company and all property associated therewith which may then be in his possession or under his control. Furthermore, the Executive's agreements with respect to confidentiality and secrecy shall remain in full force and effect.

          10. Executive acknowledges and agrees that in the event of any violation of any of the provisions of Section 9 of this Agreement, the Company would have no adequate remedy at law and shall accordingly be entitled to enforce such provisions by temporary or permanent injunctive or mandatory relief obtained in an action or proceeding instituted in any appropriate tribunal.

          11. Executive acknowledges and agrees that upon receipt of the payments provided for herein, any and all obligations of the Company to Executive with respect to any obligations of the Company arising out of or in connection with his employment with the Company, including without limitation any and all obligations under the Contingency Agreement and the Employee Retention Bonus Plan, shall have been satisfied in full. This Agreement does not in any way affect (i) rights under any other of the Company's benefit


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plans and agreements applicable to Executive, including the Employee Deferred
Compensation and Consulting Agreement, which rights following any termination of employment shall be governed by the terms of such plans or agreements or (ii) Executive's right to indemnification from the Company against third party claims as provided by law, by the Company's charter and by-laws and by any agreement between the Company and Executive. The Company shall provide Executive with indemnification to the fullest extent allowed by law for any acts or omissions to act while an employee of the Company. In the event Executive has leased an automobile which relates to the Company's car allowance policy, upon any termination of Executive's employment hereunder, at the election of Executive, Executive may either (i) terminate such lease in which case the Company will reimburse Executive for all lease termination costs, or (ii) elect to continue the lease in which case the Company shall be relieved of any obligation to continue car allowance payments.

          12. This Agreement is subject to the satisfaction or waiver of all conditions precedent to the effectiveness of the Plan.

          13. This Agreement supersedes and replaces any and all other agreements with respect to the subject matter hereof between the Company and Executive. This Agreement contains the entire agreement of the parties hereto. It may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

          14. Executive shall execute and deliver such further documents, instruments and agreements and shall do such further acts and things as may be necessary or desirable


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and proper to effectuate the terms hereof including without limitation in connection with the termination of the Contingency Agreement and the release of the Company with respect to any and all obligations under the Company's Employee Retention Bonus Plan, and, in consideration and as a condition to payment of the Severance Payments and Salary Continuation Payments, a release of the Company in the form it then uses pursuant to its severance policy. Executive also agrees to execute and deliver documents effectuating his resignation as an officer and director of the Company and all subsidiaries of the Company and to surrender, relinquish and transfer to the Company or its designee any shares in any subsidiary of the Company, and the Company agrees that it will take all steps necessary to cause Executive to be duly removed as an officer and director of the Company and all subsidiaries of the Company, and shall maintain directors and officers insurance covering the Executive until such time as Executive's removal from such positions is effectuated.

          15. The Company and Executive agree that any dispute as to the interpretation or enforcement of this Agreement shall be resolved by final and binding arbitration before a single arbitrator selected by mutual agreement or (failing agreement) selected in accordance with the rules of the American Arbitration Association then in effect (the "Arbitrator"). The award of the Arbitrator may include an award of the costs of arbitration.

          16. The terms of this Agreement shall be regarded as severable. If any term is found by the Arbitrator to be unenforceable, that shall not affect the enforceability of the remainder of the terms of the Agreement. If any term as written should be interpreted by


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the Arbitrator to be so broad as to be unenforceable, then such term shall be restricted as necessary to make such term enforceable to the fullest extent permitted by law.

          17. The Company and Executive acknowledge that they have read this Agreement, that they are fully aware of its contents and of its legal effect, that the preceding paragraphs recite the sole consideration for this Agreement, that all agreements and understandings between the parties are embodied and expressed herein and supersede the Contingency Agreement and that each party enters into this Agreement freely, without coercion, and based on such party's own judgment and not in reliance upon any representations or promises made by the other party, other than those contained herein.

          18. This Agreement shall be governed by and construed in accordance with the law of the State of California.

          19. This Agreement shall inure to the benefit of and be binding upon the Company, its successors and assigns, including without limitation any person, partnership or corporation which may acquire all or substantially all of the Company's assets and business, or with or into which the Company may be consolidated or merged.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, as of the day and year first above written.

                              HEXCEL CORPORATION



                              By:
                                  -----------------------------


                              ----------------------------------
                              DONALD O'MARA


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